Exhibit 10.6

Execution Version

SECOND SUPPLEMENTAL INDENTURE

This SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of January 10, 2020 is among SAExploration Holdings, Inc., a Delaware corporation (the “Issuer” or the “Company”), the Guarantors party hereto (together with the Issuer, the “Company Indenture Parties”), Wilmington Savings Fund Society, FSB, as Trustee (in such capacity, the “Trustee”), and as Collateral Trustee (in such capacity, the “Collateral Trustee”), and the Holders party hereto.

WITNESSETH

WHEREAS, the Company, the Guarantors, the Trustee and the Collateral Trustee entered into a Senior Secured Convertible Notes Indenture dated as of September 26, 2018 (as heretofore amended, supplemented or otherwise modified, the “Indenture”), pursuant to which the Company issued 6.00% Senior Secured Convertible Notes due 2023;

WHEREAS, the Company has requested that the Required Holders (as defined in the Indenture) immediately prior to the Second Supplemental Indenture Effective Date (collectively, “Required Holders”) (i) consent to (A) the sale of the certain assets by SAE Exploration, Inc. (“SAE-Inc.”) and Alaska Seismic Ventures, LLC (“ASV”) to TGS NOPEC Geophysical Company ASA (“TGS”) pursuant to that certain Asset Purchase Agreement by and among SAE-Inc., ASV and TGS (such Asset Purchase Agreement, in the form attached to the Officer’s Certificate (as defined below) on the date hereof, the “Aklaq-Kuukpik APA”; together with the other agreements, instruments and documents executed in connection therewith, collectively, the “Aklaq-Kuukpik Purchase Documents”; such sale in accordance with the Aklaq-Kuukpik APA and the other Aklaq-Kuukpik Purchase Documents, the “Aklaq-Kuukpik Asset Sale”), (B) the sale of certain assets by SAE-Inc. to TGS pursuant to that certain Asset Purchase Agreement by and between SAE-Inc. and TGS (such Asset Purchase Agreement, in the form attached to the Officer’s Certificate on the date hereof, the “CRD APA”; together with the other agreements, instruments and documents executed in connection therewith, the “CRD Purchase Documents” and together with the Aklaq-Kuukpik Purchase Documents, the “Purchase Documents”; such sale in accordance with the CRD APA and CRD Purchase Documents, the “CRD Asset Sale”), (C) the use of up to $355,000 of Alaska Tax Credits to offset the taxes due to the State of Alaska as a result of the sales consummated pursuant to the Purchase Documents and the withdrawal of certain Alaska Tax Credits or applications for certain Alaska Tax Credits in connection with the consummation of the Aklaq-Kuukpik Asset Sale and CRD Asset Sale (such use and withdrawal of Alaska Tax Credits (and/or applications therefor), collectively, the “Permitted Use of Alaska Tax Credits”) and (D) the entry into and performance by SAE-Inc. of its obligations under that certain Sellers Side Letter Agreement between SAE-Inc. and ASV, which includes agreements to take actions regarding certain Alaska Tax Credits and to credit amounts owed to SAE-Inc. by ASV, subject to the terms and conditions therein (such transactions, collectively, the “Sellers Arrangements”), and (ii) agree to amend the Indenture to allow for the Aklaq-Kuukpik Asset Sale, the CRD Asset Sale, the Permitted Use of Alaska Tax Credits, and the Sellers Arrangements (collectively, the “Transactions”); and

WHEREAS, Required Holders have agreed to consent to the Transactions and with the consent and at the direction of Required Holders, the Trustee and Collateral Trustee have agreed to enter into this Supplemental Indenture on the terms set forth below.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the parties covenant and agree as follows:

Section 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

Section 2. Relation to Indenture. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 3. Consents. Notwithstanding anything in the Indenture or any of the other Indenture Documents to the contrary, the Trustee and Collateral Trustee agree (at the direction of Required Holders) to clauses (a) through (d) below, the Company Indenture Parties agree to clauses (a) and (d) of this Section 3 and by delivering its signature hereto, Required Holders agree and consent to clauses (a) through (d) below, in each case, as follows:

a) Consent to Transactions. Required Holders hereby consent to the consummation of the Transactions provided that (w) the Aklaq-Kuukpik Asset Sale and the CRD Asset Sale are consummated in accordance with the Aklaq-Kuukpik APA, the CRD APA and the other Purchase Documents (as applicable), (x) the Permitted Use of Alaska Tax Credits shall be limited to the withdrawal of outstanding Alaska tax credit applications or certificates covering the Aklaq survey under State of Alaska statute 43.55.023 or 43.55.025 for not more than $30,000,000 in the aggregate, and the use of certain Alaska Tax Credits to satisfy tax liabilities generated from the Aklaq-Kuukpik Asset Sale, CRD Asset Sale and/or Sellers Arrangements in an amount which does not exceed $355,000 in the aggregate, (y) SAE-Inc. receives at least $15,000,000 in the aggregate (“Closing Date Payment”) of consideration from TGS upon the closing of the Aklaq-Kuukpik Asset Sale and CRD Asset Sale on the Closing Date (as defined in the Aklaq-Kuukpik APA) and is eligible to receive up to $5,000,000 of Earn Outs (as defined in the Aklaq-Kuukpik APA) after the Closing Date (as defined in the Aklaq-Kuukpik APA) (collectively “Earnout Payments”) pursuant to the Aklaq-Kuukpik APA (the Closing Date Payment and Earnout Payments, collectively, the “Purchase Agreement Payments”) and such Purchase Agreement Payments are promptly deposited into the Collection Account or another Deposit Account of a Company Indenture Party that is subject to a Control Agreement and not an Excluded Account and (z) the Company shall comply with the procedures for offering to redeem and redeeming the Notes from the Net Proceeds (constituting Excess Proceeds) from the Aklaq-Kuukpik Asset Sale and the CRD Asset Sale (including without limitation, such Net Proceeds from the Closing Date Payment and Earnout Payments) set forth in Section 19.05(a) of the Indenture provided that (I) the Net Proceeds (as defined in the ABL Credit Agreement) of the Closing Date Payment shall equal at least $14,500,000, (II) the Net Proceeds (as defined in the ABL Credit Agreement) from each Earnout Payment shall equal one hundred percent (100%) of such Earnout Payment received by SAE-Inc. and (III) whether or not a Default or an Event of Default is continuing at any time, none of such Net Proceeds constituting Excess Proceeds from any Purchase Agreement Payment may be reinvested by the Company Indenture Parties in accordance with Section 19.05(a) unless the Net Proceeds from such Purchase Agreement Payment are remaining after, first, offers to prepay the ABL Loan Obligations in accordance with Section 2.5(c) of the ABL Credit Agreement from the Net Proceeds (as defined in the ABL Credit Agreement) from such Purchase Agreement Payment have been made and the pro rata share of the applicable Net Proceeds (as defined in the ABL Credit Agreement) applied to the ABL Loan Obligations of the accepting ABL Lenders, second, offers to prepay the Term Loan Obligations have been made in accordance with the Term Documents from the Net Proceeds (as defined in the Term Documents) from such Purchase Agreement Payment and the applicable Net Proceeds (as defined in the Term Documents) applied to the Term Loan Obligations of the accepting Term Lenders in accordance with the Term Documents and third, offers to redeem the Notes have been made in accordance with the Indenture Documents from the Net Proceeds (constituting Excess Proceeds) from such Purchase Agreement Payment and the applicable Net Proceeds applied to the Notes of the accepting Holders in accordance with the Indenture Documents. For the avoidance of doubt no Indebtedness shall be permitted to be incurred pursuant to clause (p) of the definition of “Permitted Indebtedness” with respect to the Permitted Use of Alaska Tax Credits. To the extent constituting an encumbrance (and not a lien, mortgage or security interest) on the ROFR Assets (as defined in the Aklaq-Kuukpik APA), the Required Holders agree that the ROFR (as defined in the Aklaq-Kuukpik APA) shall be permitted under Section 5.02 of the Indenture. Issuer agrees to comply with the procedures for offering to redeem and redeeming Notes from the Net Proceeds of any sale of the ROFR Assets in accordance with Section 19.05(a) of the Indenture provided that (i) whether or not a Default or an Event of Default is continuing at any time, none of such Net Proceeds from the ROFR Assets may be reinvested by the Company Indenture Parties in accordance with Section 19.05(a) unless and until all prepayments and/or redemptions have been offered and applied in accordance with, as applicable, the ABL Credit Agreement, the Term Documents and the Indenture Documents and (ii) nothing in this sentence or any other provision of this Supplemental Indenture shall be construed to constitute a consent or an agreement to consent to the sale of the ROFR Assets (as defined in the Aklaq-Kuukpik APA).

b) Amendment of Agreement. Required Holders hereby agree to the amendments to the Indenture set forth in this Supplemental Indenture.

c) Amendment of ABL Credit Agreement and Term Credit Agreement. Required Holders hereby consent and agree to the amendment to the ABL Credit Agreement and the Term Credit Agreement, in each case, executed on the date hereof (and delivered to the Holders contemporaneously with the execution of this Supplemental Indenture on the date hereof) (and all amendments set forth therein).

d) New Event of Default. Failure to comply with any provision set forth in this Supplemental Indenture shall constitute an immediate Event of Default without notice or grace.

Section 4. Partial Releases of Liens. Required Holders hereby direct (i) the Collateral Trustee, upon the satisfaction of the conditions to effectiveness set forth in Section 7 of this Supplemental Indenture and the consummation of the Aklaq-Kuukpik Asset Sale in accordance with the Aklaq-Kuukpik APA and the applicable Purchase Documents, to execute and deliver to Company’s counsel the partial release of liens (“Aklaq-Kuukpik Partial Release of Liens”), a form of which is attached hereto as Exhibit A, to release the Liens granted to or held by the Collateral Trustee upon any Collateral constituting Released Assets (as defined in the Aklaq-Kuukpik Partial Release of Liens) which were sold in accordance with the terms of the Aklaq-Kuukpik APA and the other applicable Purchase Documents and (ii) the Collateral Trustee, upon the satisfaction of the conditions to effectiveness set forth in Section 7 of this Supplemental Indenture and the consummation of the CRD Asset Sale in accordance with the CRD APA and the applicable Purchase Documents, to execute and deliver to Company’s counsel the partial release of liens (“CRD Partial Release of Liens”; together with the Aklaq-Kuukpik Partial Release of Liens, the “Partial Releases of Liens”), a form of which is attached hereto as Exhibit B, to release the Liens granted to or held by the Collateral Trustee upon any Collateral constituting Released Assets (as defined in the CRD Partial Release of Liens) which were sold in accordance with the terms of the CRD APA and the other applicable Purchase Documents.

Section 5. Amendment of Purchase Documents. Each of the Company Indenture Parties hereby confirms, ratifies, covenants, and agrees the Company Indenture Parties shall not enter into any amendment to the Aklaq-Kuukpik APA, the CRD APA or any of the other Purchase Documents that would adversely affect (i) the Closing Date Payment or the terms of the Earnout Payment or (ii) the Holders (for the avoidance of doubt, delaying or reducing either of such payments shall be deemed adverse to the Holder).

Section 6. Amendment of Indenture. Effective as of the Second Supplemental Indenture Effective Date, Required Holders, the Trustee and Collateral Trustee, the Company, and each of the Guarantors hereby agree that the following defined terms are added to Section 1.01 to the Indenture in the appropriate alphabetical order:

“SAE-Inc.” means SAExploration, Inc., a Delaware corporation.

“Second Supplemental Indenture” means that certain Second Supplemental Indenture, dated as of January 10, 2020, among the Company, the Guarantors party thereto, the Holders party thereto, the Trustee and Collateral Trustee.

“Second Supplemental Indenture Effective Date” shall mean January 10, 2020, subject to the satisfaction of the conditions to effectiveness set forth in Section 7 of the Second Supplemental Indenture.

Section 7. Conditions Precedent to Effectiveness of this Supplemental Indenture. The effectiveness of this Supplemental Indenture, are subject to the fulfillment, to the satisfaction of, or waiver by the Trustee and Collateral Trustee (at the direction of the Required Holders) and the Required Holders of each of the following:

a)	the Trustee and Collateral Trustee shall have received this Supplemental Indenture, duly executed by the Issuer, the Guarantors, the Trustee, the Collateral Trustee, and Required Holders;

b)

the Trustee and Collateral Trustee shall have received (i) the Aklaq-Kuukpik APA and the CRD APA, in each case duly executed and delivered by the parties thereto and (ii) each of the other Purchase Documents, in each case duly executed and delivered by the parties thereto;

c)

the Trustee and Collateral Trustee shall have received an officer’s certificate from an Authorized Person of the Company, in form and substance reasonably satisfactory to the Trustee and Collateral Trustee (the “Officer’s Certificate”), (A) confirming the authority of the Collateral Trustee to release the Collateral Trustee’s Liens from the Collateral constituting Released Assets (as defined in the Aklaq-Kuukpik Partial Release of Liens) pursuant to Aklaq-Kuukpik Partial Release of Liens and the Released Assets (as defined in the CRD Partial Release of Liens) pursuant to the CRD Partial Release of Liens, (B) affirming that the conditions precedent (g) and (h) in Section 7 of this Supplemental Indenture have been satisfied, and (C) attaching (i) a true, complete and correct and final executed copy of the Aklaq-Kuukpik APA and (ii) a true, complete and correct and final executed copy of the CRD APA;

d)

the Trustee and Collateral Trustee shall have received evidence from the Issuer that the execution, delivery and performance of this Supplemental Indenture by the Issuer and the Guarantors has been duly authorized by all necessary corporate action, including without limitation the approval of the Board of Directors or the Board of Managers of the Issuer and the Guarantors, as applicable;

e)

the Issuer shall have received all consents and amendments under the ABL Credit Agreement and the Term Credit Agreement necessary to permit the Transactions, each duly executed and delivered by the parties thereto;

f)

the Forbearance Agreement dated as of September 23, 2019, among the Issuer, the Guarantors party thereto, and the Forbearing Holders (as defined therein) (as amended, modified, supplemented and in effect immediately prior to the effectiveness of this Supplemental Indenture, the “Forbearance Agreement”) shall be in full force and effect, and no Termination Event (as defined therein) shall have occurred thereunder (it being agreed that the Trustee and the Holders may assume the Forbearance Agreement is in full force and effect unless it has received written notice to the contrary from the Supermajority Holders);

g)

after giving effect to this Amendment, no Default or Event of Default (other than the Existing Defaults (as defined in the Forbearance Agreement) and the Potential Defaults (as defined in the Forbearance Agreement)) shall have occurred and be continuing on the Second Supplemental Indenture Effective Date, nor shall either result from the execution of the Purchase Documents and/or the consummation of the Transactions;

h)

the representations and warranties of the Company, each other Company Indenture Party and their respective Subsidiaries contained in the Indenture Documents shall be true and correct in all material respects (except as affected or impacted by the Ongoing Material Events (as defined below) and except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) (i) on and as of the date of the Second Supplemental Indenture Effective Date, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall continue to be true and correct as of such earlier date) and (ii) after giving effect to the Transactions;

i)	[Reserved]; and

j)

the Company Indenture Parties shall have paid or caused to be paid all costs and expenses of the Trustee and Collateral Trustee (including reasonable attorney’s fees and expenses of Arnold & Porter Kaye Scholer LLP) and Holders (i) incurred by or on behalf of the Trustee and Collateral Trustee or Holders (including reasonable attorneys’ fees and expenses of Brown Rudnick LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP) arising under or in connection with the preparation, execution and delivery of this Supplemental Indenture and the Partial Releases of Liens, and (ii) invoiced and outstanding on the date hereof.

For purposes of determining compliance with the conditions specified in this Supplemental Indenture each Holder party to this Supplemental Indenture shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Holders by the Second Supplemental Indenture Effective Date unless an officer of the Trustee responsible for the transactions contemplated by this Supplemental Indenture shall have received written notice from such Holder prior to the Second Supplemental Indenture Effective Date specifying its objection thereto. For purposes of this Supplemental Indenture, “Ongoing Material Events” means (i) all of the Existing Defaults as defined in the Forbearance Agreement, (ii) all of the Potential Defaults as defined in the Forbearance Agreement, (iii) all activities related to completing the pending full restatement of the audited financial statements of the Company and its subsidiaries in compliance with GAAP and SEC rules and regulations, and (iv) any activities and matters related to the Existing Defaults and Potential Defaults currently being undertaken or overseen by the Special Committee of the Company’s Board of Directors.

Section 8. Consent of Holders and Confirmation of Compliance with Section 13.02 of the Indenture. Pursuant to Section 13.02 of the Indenture, by its signature below, the Holders party hereto hereby consent, effective as of the date hereof, to the entry into this Supplemental Indenture by the Company, the Guarantors, the Trustee and the Collateral Trustee and to the amendments to the Indenture set forth in this Supplemental Indenture. The Issuer and the Holders party hereto hereby confirm that all of the actions required to be taken by the Holders and Issuer pursuant to Section 13.02 of the Indenture have been taken in accordance with the provisions of such Section. The Issuer confirms that entry into this Supplemental Indenture is permitted under the Indenture, and is not prohibited by the terms of the Intercreditor Agreement and the Junior Documents (as defined in the Intercreditor Agreement).

Section 9. Forbearance. The Issuer and the Guarantors acknowledge the continued existence of the Existing Defaults and Potential Defaults. The Issuer and the Guarantors further acknowledge and agree that the Holders are not in any way agreeing to waive such Existing Defaults or Potential Defaults as a result of this Supplemental Indenture or the performance by the parties of their respective obligations hereunder. All of the Secured Parties’ rights and remedies under the Indenture, the Forbearance Agreement and the other Indenture Documents are expressly reserved.

Section 10. Representations and Warranties. Each of the Company Indenture Parties hereby represents and warrants that the execution and delivery of this Supplemental Indenture and the Purchase Documents and, after giving effect to the amendments contained herein, the performance by each of them of their respective obligations under the Indenture, the Supplemental Indenture and the Purchase Documents, in each case, are within its powers, have been duly authorized, are not in contravention of applicable law or the terms of its operating agreement or other organizational documents and except as have been previously obtained, do not require the consent or approval of any governmental body, agency or authority, this Supplemental Indenture and the Indenture (as amended hereby) will constitute the valid and binding obligations of the Company Indenture Parties, as applicable, enforceable in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and the Company has furnished to the Trustee and Collateral Trustee a true, complete and accurate copy of the Purchase Documents.

Section 11. Reference to and Effect on the Indenture. Each of the Company Indenture Parties hereby reaffirms, confirms, ratifies, covenants, and agrees to be bound by each of its covenants, agreements, and obligations under the Indenture (as amended hereby), and each other Indenture Document previously executed and delivered by it. Each reference in the Indenture to “this Indenture” or “the Indenture” shall be deemed to refer to the Indenture after giving effect to this Supplemental Indenture. This Supplemental Indenture is an Indenture Document.

Section 12. The Trustee and Collateral Trustee. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Collateral Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Collateral Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Collateral Trustee with respect hereto. Neither the Trustee nor the Collateral Trustee shall be responsible for the recitals contained herein, all of which recitals are made by the other parties to this Supplemental Indenture.

Section 13. Governing Law. This Supplemental Indenture shall be a contract made under and governed by the laws of the State of New York without giving effect to its principles of conflicts of laws.

Section 14. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

Section 15. Guarantors Consent and Acknowledgement. The Guarantors, for value received, hereby consent to the Company’s execution and delivery of this Supplemental Indenture, the Collateral Trustee’s execution of the Partial Releases of Liens and the performance by the Company of its agreements and obligations hereunder. This Supplemental Indenture, the Partial Release of Liens and the performance or consummation of any transaction that may be contemplated under this Supplemental Indenture, shall not limit, restrict, extinguish or otherwise impair the Guarantors’ liabilities and obligations to the Trustee, the Collateral Trustee and/or Holders under the Indenture Documents (including without limitation the Guaranteed Obligations). Each of the Guarantors acknowledges and agrees that (i) the Subsidiary Guarantee to which such Guarantor is a party remains in full force and effect and is fully enforceable against such Guarantor in accordance with its terms and (ii) it has no offsets, claims or defenses to or in connection with the Guaranteed Obligations, all of such offsets, claims and/or defenses are hereby waived.

Section 16. Reaffirmation. In each case, except as expressly modified by this Supplemental Indenture and the Partial Releases of Liens, each of the Company Indenture Parties hereby (i) acknowledges and agrees that all of its pledges, grants of securities interests and Liens and other obligations under the Indenture and the other Indenture Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Collateral Trustee for the benefit of the Secured Parties, and (y) in the case of the Guarantors, the guarantees (including the Subsidiary Guarantee) made by it pursuant to the Indenture, and (iii) acknowledges and agrees that the grants of security interests and Liens by and the guarantees of the Guarantors contained in the Indenture and the other Indenture Documents are, and shall remain, in full force and effect on and after the Second Supplemental Indenture Effective Date. Except as specifically modified herein, the Indenture Documents and the Obligations are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.

Section 17. Release. The Company and the Company Indenture Parties (collectively, the “Releasing Parties”) hereby release, acquit and forever discharge the Holders and their respective investment advisors and Affiliates, and any of their and their investment advisors’ and Affiliates’ respective officers, directors, agents, employees, attorneys, consultants, or representatives, or any of the respective predecessors, successors or assigns of any of the foregoing (collectively, the “Released Parties”) from and against any and all manner of actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims (including, without limitation, crossclaims, counterclaims and rights of set-off and recoupment) and demands whatsoever, whether known or unknown, whether asserted or unasserted, in contract, tort, law or equity which any Releasing Party may have against any of the Released Parties by reason of any action, failure to act, matter or thing whatsoever arising from or based on facts occurring on or prior to the date hereof that relate to the Indenture, the other Indenture Documents, this Supplemental Indenture, the Purchase Documents or the transactions contemplated thereby or hereby (except to the extent arising from the willful misconduct or gross negligence of any Released Parties), including but not limited to any such claim or defense to the extent that it relates to (a) any covenants, agreements, duties or obligations set forth in the Indenture Documents, (b) any actions or omissions of any of the Released Parties in connection with the initiation or continuing exercise of any right or remedy contained in the Indenture Documents or at law or in equity with respect to the Indenture Documents, or (c) the Transactions.

Section 18. Expenses.

The Company hereby acknowledges and agrees that its obligations to pay the costs and expenses pursuant to Section 5.1(c) of the Note Purchase Agreement include, without limitation, all reasonable and documented out-of-pocket fees and disbursements of each of (a) Brown Rudnick LLP in its capacity as counsel to certain of the Holders, and (b) Paul, Weiss, Rifkind, Wharton & Garrison LLP in its capacity as counsel to certain of the Holders, in each case in connection with or as a result of or related to the execution and delivery, enforcement, performance, or administration (including any restructuring, forbearance or workout with respect thereto) of the Indenture, this Supplemental Indenture, any of the other Indenture Documents and the transactions related to the Indenture Documents or the monitoring of compliance by the Company and each Company Indenture Party and each of its Subsidiaries with the terms of the Indenture Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed and delivered under seal, as of the date first above written.

ISSUER:

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

GUARANTORS:

SAEXPLORATION, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

SAEXPLORATION SUB, INC.

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

NES, LLC

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

SAEXPLORATION SEISMIC SERVICES (US), LLC

By:	/s/ Michael J. Faust

Name: Michael J. Faust
Title: Chief Executive Officer and President

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

TRUSTEE AND COLLATERAL TRUSTEE:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Trustee

By:	/s/ Geoffrey J. Lewis

Name: Geoffrey J. Lewis
Title: Vice President

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDERS:

WHITEBOX ASYMMETRIC PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

WHITEBOX CREDIT PARTNERS, L.P.

By:	/s/ Mark Strefling

Name: Mark Strefling
Title: Partner & CEO

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDERS:

HIGHBRIDGE MSF INTERNATIONAL LTD.

By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal

Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC as Trading Manager and not in its individual capacity

By:	/s/ Jonathan Segal

Name: Jonathan Segal
Title: Managing Director

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDERS:

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN MONTENVERS MASTER FUND SCA SICAV-SIF

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN SUMMIT TRADING L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

BLUEMOUNTAIN KICKING HORSE FUND L.P.

By:	/s/ David O’Mara

Name: David O’Mara
Title: Deputy General Counsel

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDER:

AMZAK CAPITAL MANAGEMENT LLC

By:	/s/ Samuel Barker

Name: Samuel Barker
Title: Senior Investment Analyst

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDER:

DUPONT PENSION TRUST

By:	/s/ Kris Kowal

Name: Kris Kowal
Title: Managing Director

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDER:

/s/ John Pecora
John Pecora

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]

HOLDER:

/s/ Jeff Hastings
Jeff Hastings

[Signature Page to Second Supplemental Indenture to Senior Secured Convertible Notes]